Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated March 1, 2010)
April 9, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: April 30, 2010

•	Initial valuation date: April 27, 2010

•	Final valuation date: July 27, 2010

•	Maturity date: July 30, 2010

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.
•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission**	Note Issuance#	CUSIP/ISIN
Alpha Natural Resources, Inc.	TBD	FWP-8	ANR	TBD	11.00%	80.0%	TBD	TBD	TBD	TBD	E-4904	06740LFP5/ US06740LFP58
ArvinMeritor, Inc.	TBD	FWP-10	ARM	TBD	12.50%	75.0%	TBD	TBD	TBD	TBD	E-4905	06740LFQ3/ US06740LFQ32
Cliffs Natural Resources Inc.	TBD	FWP-12	CLF	TBD	14.50%	80.0%	TBD	TBD	TBD	TBD	E-4906	06740LFR1/ US06740LFR15
Dana Holding Corporation	TBD	FWP-14	DAN	TBD	10.00%	75.0%	TBD	TBD	TBD	TBD	E-4907	06740LFS9/ US06740LFS97
Mariner Energy, Inc.	TBD	FWP-16	ME	TBD	12.00%	80.0%	TBD	TBD	TBD	TBD	E-4908	06740LFT7/ US06740LFT70
Patriot Coal Corporation	TBD	FWP-18	PCX	TBD	18.75%	75.0%	TBD	TBD	TBD	TBD	E-4909	06740LFU4/ US06740LFU44
Stillwater Mining Company	TBD	FWP-20	SWC	TBD	12.00%	75.0%	TBD	TBD	TBD	TBD	E-4910	06740LFV2/ US06740LFV27
TiVo Inc.	TBD	FWP-22	TIVO	TBD	18.00%	75.0%	TBD	TBD	TBD	TBD	E-4911	06740LFW0/ US06740LFW00
The Talbots, Inc.	TBD	FWP-24	TLB	TBD	12.25%	75.0%	TBD	TBD	TBD	TBD	E-4912	06740LFX8/ US06740LFX82
Trina Solar Limited (American depositary shares)	TBD	FWP-26	TSL	TBD	13.00%	75.0%	TBD	TBD	TBD	TBD	E-4913	06740LFY6/ US06740LFY65

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to TBD% of the principal amount of the notes, or $TBD per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated March 1, 2010, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, the pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

GENERAL TERMS FOR EACH

NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

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Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Exchange Rate Risk—Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for Notes linked to American depositary shares.

Risks Associated with Foreign Securities Markets—Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Notes linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX

CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S.

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federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE

INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned

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from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

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Alpha Natural Resources, Inc.

According to publicly available information, Alpha Natural Resources, Inc. (the “Company”) is an Appalachian coal supplier. The Company is the nation’s leading supplier and exporter of metallurgical coal for use in the steel-making process and a major supplier of thermal coal to electric utilities and manufacturing industries across the country. As of December 31, 2009, the Company operates 61 mines and 14 coal preparation plants in Northern and Central Appalachia and the Powder River Basin, with approximately 6,400 employees.

On July 31, 2009, the Company and Foundation Coal Holdings Inc (“Foundation”) merged with Foundation Coal Holdings, Inc.

The linked share’s SEC file number is 001-32331.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$30.50	$21.65	$28.67
June 30, 2005	$29.50	$22.00	$23.88
September 30, 2005	$32.73	$23.83	$30.04
December 30, 2005	$30.47	$18.70	$19.21
March 31, 2006	$23.60	$19.25	$23.14
June 30, 2006	$27.46	$17.88	$19.62
September 29, 2006	$20.18	$14.41	$15.76
December 29, 2006	$17.07	$14.09	$14.23
March 30, 2007	$15.85	$12.32	$15.63
June 29, 2007	$21.07	$15.43	$20.79
September 28, 2007	$23.47	$15.92	$23.23
December 31, 2007	$35.20	$22.98	$32.48
March 31, 2008	$44.56	$22.37	$43.44
June 30, 2008	$108.62	$40.06	$104.29
September 30, 2008	$116.25	$42.68	$51.43
December 31, 2008	$50.69	$13.93	$16.19
March 31, 2009	$23.74	$14.53	$17.75
June 30, 2009	$32.94	$15.96	$26.27
September 30, 2009	$39.97	$21.87	$35.10
December 31, 2009	$46.52	$32.63	$43.38
March 31, 2010	$53.92	$38.70	$49.89
April 6, 2010*	$55.70	$38.70	$54.39

*	High, low and closing prices are for the period starting January 1, 2010 and ending April 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ANR

Initial price: $54.39

Protection level: 80.00%

Protection price: $43.51

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.385733

Coupon: 11.00% per annum

Maturity: July 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.17

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Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.75%		100.00%
+ 90%	2.75%		90.00%
+ 80%	2.75%		80.00%
+ 70%	2.75%		70.00%
+ 60%	2.75%		60.00%
+ 50%	2.75%		50.00%
+ 40%	2.75%		40.00%
+ 30%	2.75%		30.00%
+ 20%	2.75%		20.00%
+ 10%	2.75%		10.00%
+ 5%	2.75%		5.00%

0%	2.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.75%	-2.25%	-5.00%
- 10%	2.75%	-7.25%	-10.00%
- 20%	2.75%	-17.25%	-20.00%
- 30%	N/A	-27.25%	-30.00%
- 40%	N/A	-37.25%	-40.00%
- 50%	N/A	-47.25%	-50.00%
- 60%	N/A	-57.25%	-60.00%
- 70%	N/A	-67.25%	-70.00%
- 80%	N/A	-77.25%	-80.00%
- 90%	N/A	-87.25%	-90.00%
- 100%	N/A	-97.25%	-100.00%

FWP-8

ArvinMeritor, Inc.

According to publicly available information, ArvinMeritor, Inc. (the “Company”), headquartered in Troy, Michigan, is a global supplier of a broad range of integrated systems, modules and components serving light vehicle, commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets.

The Company was incorporated in Indiana in 2000 in connection with the merger of Meritor Automotive, Inc. and Arvin Industries, Inc. It serves a broad range of original equipment manufacturer (“OEM”) customers worldwide, including truck OEMs, light vehicle OEMs, trailer producers and specialty vehicle manufacturers, and certain aftermarkets. Its total sales from continuing operations in fiscal year 2009 were $4.1 billion. Its ten largest customers accounted for approximately 59% of fiscal year 2009 sales from continuing operations.

The linked share’s SEC file number is 001-15983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$22.08	$17.58	$19.57
September 30, 2004	$20.32	$18.03	$18.75
December 31, 2004	$22.83	$16.25	$22.37
March 31, 2005	$22.62	$15.15	$15.47
June 30, 2005	$19.92	$11.74	$17.79
September 30, 2005	$20.22	$15.70	$16.72
December 30, 2005	$17.28	$12.67	$14.39
March 31, 2006	$17.68	$13.22	$14.91
June 30, 2006	$17.90	$14.58	$17.19
September 29, 2006	$17.36	$13.37	$14.24
December 29, 2006	$18.99	$13.74	$18.23
March 30, 2007	$20.21	$17.21	$18.25
June 29, 2007	$22.56	$17.18	$22.20
September 28, 2007	$23.65	$15.60	$16.82
December 31, 2007	$17.11	$9.17	$11.73
March 31, 2008	$14.23	$9.08	$12.51
June 30, 2008	$17.39	$12.11	$12.48
September 30, 2008	$18.00	$9.99	$13.04
December 31, 2008	$12.77	$2.21	$2.85
March 31, 2009	$3.99	$0.32	$0.79
June 30, 2009	$4.75	$0.65	$4.39
September 30, 2009	$9.29	$3.14	$7.82
December 31, 2009	$12.00	$6.84	$11.18
March 31, 2010	$14.29	$8.90	$13.35
April 6, 2010*	$14.68	$8.90	$14.52

*	High, low and closing prices are for the period starting January 1, 2010 and ending April 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ARM

Initial price: $14.52

Protection level: 75.00%

Protection price: $10.89

Physical delivery amount: 68($1,000/Initial price)

Fractional shares: 0.870523

Coupon: 12.50% per annum

Maturity: July 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.42

FWP-9

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.125%		100.00%
+ 90%	3.125%		90.00%
+ 80%	3.125%		80.00%
+ 70%	3.125%		70.00%
+ 60%	3.125%		60.00%
+ 50%	3.125%		50.00%
+ 40%	3.125%		40.00%
+ 30%	3.125%		30.00%
+ 20%	3.125%		20.00%
+ 10%	3.125%		10.00%
+ 5%	3.125%		5.00%

0%	3.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.125%	-1.875%	-5.00%
- 10%	3.125%	-6.875%	-10.00%
- 20%	3.125%	-16.875%	-20.00%
- 30%	N/A	-26.875%	-30.00%
- 40%	N/A	-36.875%	-40.00%
- 50%	N/A	-46.875%	-50.00%
- 60%	N/A	-56.875%	-60.00%
- 70%	N/A	-66.875%	-70.00%
- 80%	N/A	-76.875%	-80.00%
- 90%	N/A	-86.875%	-90.00%
- 100%	N/A	-96.875%	-100.00%

FWP-10

Cliffs Natural Resources Inc.

According to publicly available information, Cliffs Natural Resources Inc. (the “Company”) is an international mining and natural resources company. The Company is the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia, and a significant producer of metallurgical coal. For the year ending December 31, 2009, the Company produced a total of 19.6 million tons of iron ore pellets, including 17.1 million tons for the Company’s account and 2.5 million tons on behalf of steel company owners of the mines.

The linked share’s SEC file number is: 001-08944.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$8.60	$4.85	$7.05
September 30, 2004	$10.17	$6.22	$10.11
December 31, 2004	$13.51	$8.35	$12.98
March 31, 2005	$22.09	$11.70	$18.22
June 30, 2005	$18.88	$12.79	$14.44
September 30, 2005	$22.13	$14.21	$21.78
December 30, 2005	$24.81	$17.73	$22.14
March 31, 2006	$27.59	$20.12	$21.78
June 30, 2006	$25.21	$15.70	$19.82
September 29, 2006	$20.05	$16.58	$19.06
December 29, 2006	$24.73	$18.42	$24.22
March 30, 2007	$32.42	$23.00	$32.01
June 29, 2007	$46.03	$32.10	$38.84
September 28, 2007	$45.00	$28.21	$43.99
December 31, 2007	$53.09	$36.76	$50.40
March 31, 2008	$63.88	$38.63	$59.91
June 30, 2008	$121.88	$57.32	$119.19
September 30, 2008	$118.10	$42.16	$52.94
December 31, 2008	$53.30	$13.73	$25.61
March 31, 2009	$32.48	$11.81	$18.16
June 30, 2009	$32.11	$17.18	$24.47
September 30, 2009	$35.56	$19.45	$32.36
December 31, 2009	$48.08	$29.07	$46.09
March 31, 2010	$73.95	$39.14	$70.95
April 6, 2010*	$76.14	$39.14	$74.02

*	High, low and closing prices are for the period starting January 1, 2010 and ending April 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CLF

Initial price: $74.02

Protection level: 80.00%

Protection price: $59.22

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.509862

Coupon: 14.50% per annum

Maturity: July 30, 2010

Dividend yield: 0.35% per annum

Coupon amount monthly: $12.08

FWP-11

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.625%		100.09%
+ 90%	3.625%		90.09%
+ 80%	3.625%		80.09%
+ 70%	3.625%		70.09%
+ 60%	3.625%		60.09%
+ 50%	3.625%		50.09%
+ 40%	3.625%		40.09%
+ 30%	3.625%		30.09%
+ 20%	3.625%		20.09%
+ 10%	3.625%		10.09%
+ 5%	3.625%		5.09%

0%	3.625%		0.09%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.625%	-1.375%	-4.91%
- 10%	3.625%	-6.375%	-9.91%
- 20%	3.625%	-16.375%	-19.91%
- 30%	N/A	-26.375%	-29.91%
- 40%	N/A	-36.375%	-39.91%
- 50%	N/A	-46.375%	-49.91%
- 60%	N/A	-56.375%	-59.91%
- 70%	N/A	-66.375%	-69.91%
- 80%	N/A	-76.375%	-79.91%
- 90%	N/A	-86.375%	-89.91%
- 100%	N/A	-96.375%	-99.91%

FWP-12

Dana Holding Corporation

According to publicly available information, Dana Holding Corporation (the “Company”) was incorporated in Delaware in 2007 and is headquartered in Maumee, Ohio. The Company is a leading supplier of axle, driveshaft, structural, sealing and thermal management products for global vehicle manufacturers. The Company designs and manufactures products for every major vehicle producers in the world. As of December 31, 2009, the Company employed approximately 24,000 people in 23 countries and operated 106 major facilities throughout the world.

The linked share’s SEC file number is 001-01063.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	$13.30	$8.51	$10.00
June 30, 2008	$12.65	$5.18	$5.35
September 30, 2008	$7.35	$4.10	$4.84
December 31, 2008	$4.83	$0.34	$0.74
March 31, 2009	$1.16	$0.19	$0.46
June 30, 2009	$2.50	$0.44	$1.28
September 30, 2009	$7.44	$1.17	$6.81
December 31, 2009	$11.24	$5.35	$10.84
March 31, 2010	$13.30	$9.23	$11.88
April 6, 2010*	$13.30	$9.23	$12.46

*	High, low and closing prices are for the period starting January 1, 2010 and ending April 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DAN

Initial price: $12.46

Protection level: 75.00%

Protection price: $9.35

Physical delivery amount: 80($1,000/Initial price)

Fractional shares: 0.256822

Coupon: 10.00% per annum

Maturity: July 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.33

FWP-13

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.50%		100.00%
+ 90%	2.50%		90.00%
+ 80%	2.50%		80.00%
+ 70%	2.50%		70.00%
+ 60%	2.50%		60.00%
+ 50%	2.50%		50.00%
+ 40%	2.50%		40.00%
+ 30%	2.50%		30.00%
+ 20%	2.50%		20.00%
+ 10%	2.50%		10.00%
+ 5%	2.50%		5.00%

0%	2.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.50%	-2.50%	-5.00%
- 10%	2.50%	-7.50%	-10.00%
- 20%	2.50%	-17.50%	-20.00%
- 30%	N/A	-27.50%	-30.00%
- 40%	N/A	-37.50%	-40.00%
- 50%	N/A	-47.50%	-50.00%
- 60%	N/A	-57.50%	-60.00%
- 70%	N/A	-67.50%	-70.00%
- 80%	N/A	-77.50%	-80.00%
- 90%	N/A	-87.50%	-90.00%
- 100%	N/A	-97.50%	-100.00%

FWP-14

Mariner Energy, Inc.

According to publicly available information, Mariner Energy, Inc. (the “Company”) is an independent oil and gas exploration, development, and production company. The Company was incorporated in August 1983 as a Delaware corporation and its corporate headquarters are located in Houston, Texas.

The Company currently operates in three geographic areas – Permian Basin, Gulf of Mexico Deepwater, and Gulf of Mexico Shelf. During 2009, the Company produced approximately 126.5 Bcfe and the average daily production rate was 347 MMcfe per day.

The linked share’s SEC file number is 001-32747.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	$21.70	$18.05	$20.51
June 30, 2006	$20.65	$14.81	$18.37
September 29, 2006	$19.68	$15.95	$18.37
December 29, 2006	$21.35	$17.68	$19.60
March 30, 2007	$20.55	$16.88	$19.13
June 29, 2007	$25.86	$19.20	$24.25
September 28, 2007	$25.43	$17.82	$20.71
December 31, 2007	$25.00	$19.78	$22.88
March 31, 2008	$30.06	$22.86	$27.01
June 30, 2008	$37.38	$26.60	$36.97
September 30, 2008	$37.25	$19.20	$20.50
December 31, 2008	$20.43	$6.86	$10.20
March 31, 2009	$12.84	$6.46	$7.75
June 30, 2009	$15.74	$7.49	$11.75
September 30, 2009	$15.41	$9.65	$14.18
December 31, 2009	$16.66	$11.35	$11.61
March 31, 2010	$16.27	$11.84	$14.97
April 6, 2010*	$17.26	$11.84	$17.05

*	High, low and closing prices are for the period starting January 1, 2010 and ending April 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ME

Initial price: $17.05

Protection level: 80.00%

Protection price: $13.64

Physical delivery amount: 58($1,000/Initial price)

Fractional shares: 0.651026

Coupon: 12.00% per annum

Maturity: July 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.00

FWP-15

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.00%		100.00%
+ 90%	3.00%		90.00%
+ 80%	3.00%		80.00%
+ 70%	3.00%		70.00%
+ 60%	3.00%		60.00%
+ 50%	3.00%		50.00%
+ 40%	3.00%		40.00%
+ 30%	3.00%		30.00%
+ 20%	3.00%		20.00%
+ 10%	3.00%		10.00%
+ 5%	3.00%		5.00%

0%	3.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.00%	-2.00%	-5.00%
- 10%	3.00%	-7.00%	-10.00%
- 20%	3.00%	-17.00%	-20.00%
- 30%	N/A	-27.00%	-30.00%
- 40%	N/A	-37.00%	-40.00%
- 50%	N/A	-47.00%	-50.00%
- 60%	N/A	-57.00%	-60.00%
- 70%	N/A	-67.00%	-70.00%
- 80%	N/A	-77.00%	-80.00%
- 90%	N/A	-87.00%	-90.00%
- 100%	N/A	-97.00%	-100.00%

FWP-16

Patriot Coal Corporation

According to publicly available information, Patriot Coal Corporation (the “Company”) is a leading producer of thermal coal in the eastern United States, with operations and coal reserves in Appalachia and the Illinois Basin. The Company is a leading U.S. producer of metallurgical quality coal. In 2009, the Company sold 32.8 million tons of coal, of which 83% was sold to domestic electric utilities and 17% was sold to domestic and global steel producers. The Company controls approximately 1.8 billion tons of proven and probable coal reserves, which include metallurgical coal and medium and high-Btu thermal coal, with low, medium and high sulphur content.

The linked share’s SEC file number is 001-33466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2005	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2005	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2005	#N/A N/A	#N/A N/A	#N/A N/A
December 30, 2005	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2006	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2006	#N/A N/A	#N/A N/A	#N/A N/A
September 29, 2006	#N/A N/A	#N/A N/A	#N/A N/A
December 29, 2006	#N/A N/A	#N/A N/A	#N/A N/A
March 30, 2007	#N/A N/A	#N/A N/A	#N/A N/A
June 29, 2007	#N/A N/A	#N/A N/A	#N/A N/A
September 28, 2007	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2007	$21.50	$13.58	$20.87
March 31, 2008	$28.89	$16.14	$23.49
June 30, 2008	$82.02	$23.13	$76.65
September 30, 2008	$77.65	$24.09	$29.05
December 31, 2008	$28.45	$5.24	$6.25
March 31, 2009	$9.00	$2.76	$3.71
June 30, 2009	$10.90	$3.51	$6.38
September 30, 2009	$14.12	$4.97	$11.76
December 31, 2009	$17.24	$10.21	$15.46
March 31, 2010	$22.25	$13.88	$20.46
April 6, 2010*	$23.21	$13.88	$22.59

*	High, low and closing prices are for the period starting January 1, 2010 and ending April 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCX

Initial price: $22.59

Protection level: 75.00%

Protection price: $16.94

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.267375

Coupon: 18.75% per annum

Maturity: July 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.63

FWP-17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.688%		100.00%
+ 90%	4.688%		90.00%
+ 80%	4.688%		80.00%
+ 70%	4.688%		70.00%
+ 60%	4.688%		60.00%
+ 50%	4.688%		50.00%
+ 40%	4.688%		40.00%
+ 30%	4.688%		30.00%
+ 20%	4.688%		20.00%
+ 10%	4.688%		10.00%
+ 5%	4.688%		5.00%

0%	4.688%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.688%	-0.312%	-5.00%
- 10%	4.688%	-5.312%	-10.00%
- 20%	4.688%	-15.312%	-20.00%
- 30%	N/A	-25.312%	-30.00%
- 40%	N/A	-35.312%	-40.00%
- 50%	N/A	-45.312%	-50.00%
- 60%	N/A	-55.312%	-60.00%
- 70%	N/A	-65.312%	-70.00%
- 80%	N/A	-75.312%	-80.00%
- 90%	N/A	-85.312%	-90.00%
- 100%	N/A	-95.312%	-100.00%

FWP-18

Stillwater Mining Company

According to publicly available information, Stillwater Mining Company (the “Company”) is engaged in the development, extraction, processing, refining and marketing of palladium, platinum and associated metals (platinum group metals or PGMs) from a geological formation in south central Montana and from the recycling of spent catalytic converters. The Company conducts mining operations at the Stillwater Mine near Nye, Montana and at the East Boulder Mine near Big Timber, Montana.

At December 31, 2009, the Company had proven and probably ore reserves of approximately 41.0 million tons with an average grade of 0.50 ounce of PGMs per ton containing approximately 20.6 million ounces of palladium and platinum at an in-situ ratio of about 3.57 parts palladium to one part platinum.

The linked share’s SEC file number is 001-13053.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$18.18	$11.31	$15.01
September 30, 2004	$16.59	$12.60	$15.50
December 31, 2004	$16.30	$9.53	$11.26
March 31, 2005	$12.50	$9.38	$9.85
June 30, 2005	$9.93	$6.05	$7.42
September 30, 2005	$10.32	$7.13	$9.15
December 30, 2005	$12.45	$8.11	$11.57
March 31, 2006	$17.30	$11.66	$16.46
June 30, 2006	$18.86	$10.23	$12.68
September 29, 2006	$13.10	$7.89	$8.40
December 29, 2006	$14.08	$7.95	$12.49
March 30, 2007	$14.98	$10.89	$12.69
June 29, 2007	$16.47	$10.62	$11.01
September 28, 2007	$12.43	$7.93	$10.29
December 31, 2007	$11.86	$8.42	$9.66
March 31, 2008	$22.72	$7.55	$15.47
June 30, 2008	$18.89	$10.10	$11.83
September 30, 2008	$12.02	$5.60	$5.81
December 31, 2008	$5.93	$1.76	$4.94
March 31, 2009	$5.60	$2.66	$3.70
June 30, 2009	$8.32	$3.62	$5.71
September 30, 2009	$8.33	$4.45	$6.72
December 31, 2009	$10.37	$6.02	$9.48
March 31, 2010	$14.51	$9.40	$12.98
April 6, 2010*	$14.51	$9.40	$14.22

*	High, low and closing prices are for the period starting January 1, 2010 and ending April 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWC

Initial price: $14.22

Protection level: 75.00%

Protection price: $10.67

Physical delivery amount: 70($1,000/Initial price)

Fractional shares: 0.323488

Coupon: 12.00% per annum

Maturity: July 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.00

FWP-19

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.00%		100.00%
+ 90%	3.00%		90.00%
+ 80%	3.00%		80.00%
+ 70%	3.00%		70.00%
+ 60%	3.00%		60.00%
+ 50%	3.00%		50.00%
+ 40%	3.00%		40.00%
+ 30%	3.00%		30.00%
+ 20%	3.00%		20.00%
+ 10%	3.00%		10.00%
+ 5%	3.00%		5.00%

0%	3.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.00%	-2.00%	-5.00%
- 10%	3.00%	-7.00%	-10.00%
- 20%	3.00%	-17.00%	-20.00%
- 30%	N/A	-27.00%	-30.00%
- 40%	N/A	-37.00%	-40.00%
- 50%	N/A	-47.00%	-50.00%
- 60%	N/A	-57.00%	-60.00%
- 70%	N/A	-67.00%	-70.00%
- 80%	N/A	-77.00%	-80.00%
- 90%	N/A	-87.00%	-90.00%
- 100%	N/A	-97.00%	-100.00%

FWP-20

TiVo Inc.

According to publicly available information, TiVo Inc. (the “Company”) is a leading provider of advanced television technology and services that redefines home entertainment by providing consumer with an easy way to manage, control, watch and record live television and receive thousands of movies and televisions shows from cable, broadcast, and broadband sources in one easy, intuitive user interface.

As of January 31, 2010, the Company incurred loss of $23.9 million.

The linked share’s SEC file number is 000-27141.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$10.10	$6.11	$7.09
September 30, 2004	$7.06	$3.71	$6.62
December 31, 2004	$7.27	$4.56	$5.87
March 31, 2005	$6.89	$3.45	$5.17
June 30, 2005	$7.75	$5.05	$6.68
September 30, 2005	$7.41	$4.80	$5.49
December 30, 2005	$6.05	$4.56	$5.12
March 31, 2006	$8.05	$5.10	$7.23
June 30, 2006	$9.49	$5.99	$7.15
September 29, 2006	$8.37	$6.11	$7.59
December 29, 2006	$7.63	$5.10	$5.12
March 30, 2007	$6.58	$5.05	$6.35
June 29, 2007	$6.74	$5.58	$5.79
September 28, 2007	$7.09	$5.28	$6.35
December 31, 2007	$8.86	$5.58	$8.34
March 31, 2008	$9.43	$6.48	$8.76
June 30, 2008	$9.25	$6.17	$6.17
September 30, 2008	$9.06	$5.86	$7.32
December 31, 2008	$7.27	$4.00	$7.16
March 31, 2009	$7.85	$6.06	$7.04
June 30, 2009	$11.62	$6.42	$10.48
September 30, 2009	$10.99	$8.50	$10.36
December 31, 2009	$12.78	$9.15	$10.18
March 31, 2010	$17.97	$8.57	$17.12
April 6, 2010*	$17.97	$8.57	$17.54

*	High, low and closing prices are for the period starting January 1, 2010 and ending April 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIVO

Initial price: $17.54

Protection level: 75.00%

Protection price: $13.16

Physical delivery amount: 57($1,000/Initial price)

Fractional shares: 0.012543

Coupon: 18.00% per annum

Maturity: July 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.00

FWP-21

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

FWP-22

The Talbots, Inc.

According to publicly available information, The Talbots, Inc. (the “Company”) is a Delaware corporation that is a specialty retailer and direct marketer of women’s apparel, shoes and accessories. The Company operates stores in the United States and Canada. In addition, the Company’s customers shop online and via its catalogs. As of January 31, 2009, the Company operated its business in two segments – retail stores and direct marketing. As of January 31, 2009, the Company operated a total of 587 stores.

The linked share’s SEC file number is 001-12552.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$39.62	$31.87	$39.15
September 30, 2004	$39.82	$24.11	$24.79
December 31, 2004	$30.35	$24.72	$27.23
March 31, 2005	$34.09	$25.17	$31.98
June 30, 2005	$34.06	$25.24	$32.47
September 30, 2005	$35.32	$27.35	$29.92
December 30, 2005	$30.65	$24.20	$27.82
March 31, 2006	$29.75	$24.43	$26.87
June 30, 2006	$27.08	$18.13	$18.45
September 29, 2006	$27.67	$17.30	$27.25
December 29, 2006	$30.75	$23.50	$24.10
March 30, 2007	$26.40	$22.28	$23.62
June 29, 2007	$25.16	$19.56	$25.03
September 28, 2007	$26.10	$16.65	$18.00
December 31, 2007	$19.90	$11.48	$11.82
March 31, 2008	$13.00	$6.61	$10.78
June 30, 2008	$14.42	$6.91	$11.59
September 30, 2008	$17.97	$9.16	$13.10
December 31, 2008	$14.14	$1.19	$2.39
March 31, 2009	$3.78	$1.45	$3.51
June 30, 2009	$7.23	$1.86	$5.40
September 30, 2009	$9.75	$3.61	$9.23
December 31, 2009	$11.98	$6.29	$8.91
March 31, 2010	$13.45	$8.96	$12.96
April 6, 2010*	$14.29	$8.96	$13.21

*	High, low and closing prices are for the period starting January 1, 2010 and ending April 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TLB

Initial price: $13.21

Protection level: 75.00%

Protection price: $9.91

Physical delivery amount: 75($1,000/Initial price)

Fractional shares: 0.700227

Coupon: 12.25% per annum

Maturity: July 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.21

FWP-23

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.063%		100.00%
+ 90%	3.063%		90.00%
+ 80%	3.063%		80.00%
+ 70%	3.063%		70.00%
+ 60%	3.063%		60.00%
+ 50%	3.063%		50.00%
+ 40%	3.063%		40.00%
+ 30%	3.063%		30.00%
+ 20%	3.063%		20.00%
+ 10%	3.063%		10.00%
+ 5%	3.063%		5.00%

0%	3.063%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.063%	-1.937%	-5.00%
- 10%	3.063%	-6.937%	-10.00%
- 20%	3.063%	-16.937%	-20.00%
- 30%	N/A	-26.937%	-30.00%
- 40%	N/A	-36.937%	-40.00%
- 50%	N/A	-46.937%	-50.00%
- 60%	N/A	-56.937%	-60.00%
- 70%	N/A	-66.937%	-70.00%
- 80%	N/A	-76.937%	-80.00%
- 90%	N/A	-86.937%	-90.00%
- 100%	N/A	-96.937%	-100.00%

FWP-24

Trina Solar Limited

According to publicly available information, Trina Solar Limited (the “Company”) is an integrated solar-power products manufacturer based in China. The Company has integrated the manufacturing of ingots, wafers and solar cells for use in our PV module production. As of December 31, 2009, the Company had an annual module manufacturing capacity of approximately 500 megawatts. The Company had net revenues of $845.1 million in 2009.

The SEC file number of the linked share (American depositary share) is 001-33195.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$13.38	$9.41	$9.45
March 30, 2007	$25.47	$8.80	$22.04
June 29, 2007	$34.45	$19.38	$25.73
September 28, 2007	$36.53	$19.40	$28.49
December 31, 2007	$34.13	$16.30	$26.90
March 31, 2008	$28.25	$12.94	$15.37
June 30, 2008	$26.75	$14.82	$15.32
September 30, 2008	$17.46	$11.03	$11.48
December 31, 2008	$12.37	$2.81	$4.65
March 31, 2009	$6.89	$2.88	$5.21
June 30, 2009	$14.20	$5.09	$12.82
September 30, 2009	$17.95	$10.05	$16.09
December 31, 2009	$28.20	$14.39	$26.99
March 31, 2010	$31.12	$19.53	$24.41
April 6, 2010*	$31.12	$19.53	$25.20

*	High, low and closing prices are for the period starting January 1, 2010 and ending April 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSL

Initial price: $25.20

Protection level: 75.00%

Protection price: $18.90

Physical delivery amount: 39($1,000/Initial price)

Fractional shares: 0.682540

Coupon: 13.00% per annum

Maturity: July 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.83

FWP-25

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.25%		100.00%
+ 90%	3.25%		90.00%
+ 80%	3.25%		80.00%
+ 70%	3.25%		70.00%
+ 60%	3.25%		60.00%
+ 50%	3.25%		50.00%
+ 40%	3.25%		40.00%
+ 30%	3.25%		30.00%
+ 20%	3.25%		20.00%
+ 10%	3.25%		10.00%
+ 5%	3.25%		5.00%

0%	3.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.25%	-1.75%	-5.00%
- 10%	3.25%	-6.75%	-10.00%
- 20%	3.25%	-16.75%	-20.00%
- 30%	N/A	-26.75%	-30.00%
- 40%	N/A	-36.75%	-40.00%
- 50%	N/A	-46.75%	-50.00%
- 60%	N/A	-56.75%	-60.00%
- 70%	N/A	-66.75%	-70.00%
- 80%	N/A	-76.75%	-80.00%
- 90%	N/A	-86.75%	-90.00%
- 100%	N/A	-96.75%	-100.00%

FWP-26